UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

PowerShares Exchange-Traded Fund Trust

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	(See Below)
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

301 West Roosevelt Road, Wheaton, Illinois	60187
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of the Exchange on Which	I.R.S.
to be so Registered:	Each Class is to be so Registered:	Employer Identification Number

Shares of beneficial interest, par value $0.01 per share, of Powershares DWA Technical Leaders™ Portfolio	New York Stock Exchange	02-0783731

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.   ☐

Securities Act registration statement file number to which this form relates:  333-102228; 811-21265.

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

Item 1.  Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, $0.01 par value, of the PowerShares DWA Technical Leaders™ Portfolio, a series of the PowerShares Exchange-Traded Fund Trust (the “Trust”), to be registered hereunder is set forth in Post-Effective Amendment No. 114 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-102228; 811-21265) filed on February 16, 2007, which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

Item 2.  Exhibits

1. The Trust’s Amended and Restated Declaration of Trust is included as Exhibit (a)(1) to Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-102228; 811-21265), as filed with the Securities and Exchange Commission on April 16, 2003.

2. The Trust’s By-Laws is included as Exhibit (b) to Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-102228; 811-21265), as filed with the Securities and Exchange Commission on April 16, 2003.

3. A form of specimen certificate of beneficial interest, $.01 par value is included as Exhibit (d)(1) to Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-102228; 811-21265), as filed with the Securities and Exchange Commission on April 16, 2003.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

POWERSHARES EXCHANGE-TRADED FUND TRUST

Date: February 28, 2007	By:	/s/ H. Bruce Bond
H. Bruce Bond
Chief Executive Officer